[Letterhead of Kingery & Crouse]

                EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Neogenomics, Inc.

We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 2, 2007, on the consolidated financial statements of Neogenomics, Inc. and for the years ended December 31, 2006 and 2005 and for the three months ended March 31, 2007 and 2006, which appear in such prospectus.

/s/ Kingery & Crouse

Kingery & Crouse, P.A.
Tampa, Florida

May 24, 2007